Exhibit 4.2
                                                                     -----------

     THE SECURITY REPRESENTED HEREBY WAS ORIGINALLY ISSUED AS OF DECEMBER 22, 2003, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITY REPRESENTED HEREBY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER HEREOF AND CERTAIN INVESTORS, DATED AS OF DECEMBER 22, 2003 AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

     THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SUPERIOR DEBT (AS DEFINED HEREINAFTER).



                               JUNIOR SUBORDINATED
                                 PROMISSORY NOTE
                                 ---------------

December 22, 2003                                                    $51,000,000

     Quest Cherokee, LLC, a Delaware limited liability company (the "Company"), hereby promises to pay to the order of Cherokee Energy Partners LLC, a Delaware limited liability company, the principal amount of $51,000,000 together with interest thereon calculated from the date hereof (the "Date of Issuance") in accordance with the provisions of this Junior Subordinated Promissory Note (the "Note").

     This Note was issued pursuant to a Note Purchase Agreement, dated as of the date hereof (such agreement to which the initial holder is a party, as amended and modified from time to time, the "Purchase Agreement"), by and among the Company and the initial holder of this Note. For purposes of this Note, "Junior Notes" means this Note and all other notes issued on the date hereof or at any time hereafter in substantially the same form whether issued pursuant to the Purchase Agreement or otherwise (including any PIK Notes). The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein by reference.

     1. Payment of Interest. Interest shall accrue at the rate of fifteen percent (15%) per annum on the unpaid principal amount of this Note from time to time outstanding. Interest shall be computed on the basis of a 365 or 366-day year (as applicable) and the actual number of days elapsed, and shall be payable on each Interest Payment Date (as defined in the Purchase Agreement); provided that, except to the extent same is permitted to be paid in cash under the Senior Revolving Credit Agreement (as defined in Section 6 hereof) on each Interest Payment Date after the Senior Term Repayment Date (as defined in Section 6 hereof), the Company shall pay interest in kind by either (i) issuing a PIK Note (as defined in Section 6 hereof) to the holder hereof in principal amount equal to the amount of the interest due on such Interest Payment Date or (ii) deferring the interest due on such Interest Payment Date and all interest so deferred pursuant to this clause
(ii) shall be added to and become a part of the principal of this Note as of the Interest Payment Date upon which it was deferred, and shall thereafter earn interest as provided herein. Except as provided in the last sentence of this
Section 1, in all events an amount of accrued and unpaid interest (including any interest represented by a PIK Note or otherwise previously added to principal) shall be paid by the Company in cash, on each Interest Payment Date occurring after the fifth anniversary of the date hereof, equal to the least amount of such accrued and unpaid interest such that the Note shall not have at any time "significant original issue discount" within the meaning of section 163(i)(2) of the Internal Revenue Code of 1986. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Except for interest paid by the issuance of a PIK Note or deferred and paid-in-kind in accordance with the terms hereof, interest shall be paid only if the Senior Term Debt has been paid in full in cash and such payment is permitted by the terms of the Senior Revolving Credit Agreement and only to the extent therefor pursuant to Section 5.4 of the Company's Amended and Restated Limited Liability Company Agreement.

     2.   Payment of Principal on Note.

          (a) Maturity. The Company shall pay the principal amount outstanding under this Note (including interest deferred and added to the principal amount of this Note as provided in Section 1 above) together with all accrued and unpaid interest on such principal amount, to the holder of this Note on the Final Maturity Date (as defined in the Purchase Agreement as in effect on the date hereof).

          (b) Prepayments.

               (i) Upon notice given as provided in subsection (ii) below, the Company may at any time and from time to time prepay all or any proportion of the outstanding principal amount of the Note, plus accrued interest on the outstanding principal amount of the Note through the date of prepayment; provided that (A) the Senior Term Debt has been paid in full in cash, (B) such prepayment is permitted by the terms of the Senior Revolving Credit Agreement and (C) such prepayment shall be made pro rata among the holders of the Junior Notes on the basis of the outstanding principal amount of the Junior Note held by each holder.

               (ii) The Company shall send written notice of its election to make a prepayment on the Junior Notes to the holder of this Note by registered or certified mail, return receipt requested, at least three (3) Business Days prior to the date of prepayment. Such notice shall specify the date fixed for prepayment, the aggregate principal amount outstanding, the aggregate amount of interest accrued on the outstanding principal amount of this Note through the date of prepayment specified in the Company's notice.

          (c) Time of Payment. If any payment of principal, interest or premium shall become due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. The term "Business Day" as used herein means any day other than Saturday or Sunday or public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the City of New York in the State of New York.

          (d) Form of Payment. Unless otherwise indicated herein, any payment to be made hereunder shall be made at the direction of the holder hereof by cashier's or certified check to or upon the order of the holder or by wire transfer of immediately available funds to an account designated by the holder.

     3.   Subordination: Restrictions on Payment.

          Anything in this Note or the Purchase Agreement to the contrary notwithstanding, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Superior Debt. By its acceptance hereof, the payee and each other present and future holder of this Note and beneficial owner of any interest in this Note or any other Subordinated Debt (collectively, including the payee, the "holders" of Subordinated Debt) irrevocably agree, for the directly intended and enforceable benefit of each present and future holder of Superior Debt, that the Subordinated Debt is hereby subordinated to the Superior Debt on the following terms:

          (a) In the event that the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company (collectively referred to as an "Insolvency Event"), or upon any acceleration of Superior Debt, then:

               (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees, charges and other amounts then due on all Superior Debt (including interest, fees, charges and other amounts accruing thereon after the commencement of any such Insolvency Event at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) before the holder of this Note is entitled to receive any payment of any kind or character on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof all payments and distributions of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

               (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 3(a) shall be paid or delivered by the Company (or any receiver or trustee in such proceedings) directly to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full) for the benefit of the holders of Superior Debt for application of such payment or distribution among the holders of the Superior Debt according to the priorities of such debt, until all Superior Debt (including interest, fees, charges and other amounts accrued thereon after the date of commencement of such proceedings at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) shall have been paid in full in cash.

          (b) In any proceedings with respect to any Insolvency Event, or the application of the assets of the Company to the payment or liquidation thereof, or upon the dissolution or other winding up of the business of the Company or upon the sale of all or substantially all of the assets of the Company, then, and in any such event, (A) each holder of the Superior Debt shall be entitled to receive full and indefeasible payment and satisfaction in cash of the Superior Debt prior to the payment of all or any part of the Subordinated Debt by the Company, other than a distribution of Reorganization Subordinated Securities if each Senior Agent and the holder of this Note shall have entered into such amendments to this Note as either Senior Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Superior Debt, and (B) any payment or distribution of any kind or character from the Company of its assets, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt, other than a distribution of Reorganization Subordinated Securities if each Senior Agent and the holder of this Note shall have entered into such amendments to this Note as either Senior Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Superior Debt, shall be paid or delivered directly to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full) for the benefit of the holders of the Superior Debt for application to the Superior Debt in accordance with the priorities thereof, due or not due, until such Superior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements terminated. The holder of this Note irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the holder of this Note also irrevocably authorizes, empowers and directs the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full in cash) to demand, sue for, collect and receive every such payment or distribution for the benefit of the Senior Lenders. Any amounts collected or received by any Senior Agent pursuant to the authority granted hereby, shall be paid or delivered directly to holders of the Superior Debt for application to the Superior Debt in accordance with the priorities thereof, due or not due, until such Superior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements terminated. The holder of this Note agrees to execute and deliver to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full in cash) or its representative all such further instruments confirming the authorization referred to in the foregoing clause and agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Superior Debt or any liens and security interests securing the Superior Debt. The holder of this Note agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full in cash) in connection with any such proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full in cash) its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the holder of this Note promptly to do so (and, in any event, prior to 30 days before the expiration of the time to file any such proof) and (ii) vote such claim in any such proceeding upon the failure of the holder of this Note to do so prior to 15 days before the expiration of the time to vote any such claim; provided that neither Senior Agent shall have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that a Senior Agent votes any claim in accordance with the authority granted hereby, no holder shall be entitled to change or withdraw such vote. The Superior Debt shall continue to be treated as Superior Debt and the provisions of this Note shall continue to cover the relative rights and priorities of the Senior Lenders, on the one hand, and the holder of this Note, on the other hand, even if all or part of the Superior Debt or the security interests securing the Superior Debt are subordinated, set aside, avoided or disallowed in connection with any such proceeding and this Note shall be reinstated if at any time any payment of any of the Superior Debt is rescinded or must otherwise be returned by any holder of Superior Debt or any representative of such holder.

          (c) Except for payments of interest in kind, and the issuance of Reorganization Subordinated Securities expressly permitted herein, no holder of the Subordinated Debt will, except as otherwise agreed to by each Senior Agent and the Required Lenders (as defined in Section 6 hereof) or to the extent permitted under the Senior Revolving Credit Agreement after the payment in full in cash of the Senior Term Debt, ask, demand, sue for, take or receive from the Company, by set off or in any other manner, the whole or any part of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, including costs, fees and expenses with respect to the Junior Notes, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing such Subordinated Debt nor any security for any Subordinated Debt, unless and until all Superior Debt, whether now existing or hereafter arising directly between the Company and any holder of the Superior Debt, or acquired outright, conditionally or as collateral security from another by any holder the Superior Debt, shall have been fully and indefeasibly paid in full in cash and satisfied and all financing arrangements and commitments between the Company and all holders of the Superior Debt have been terminated.

          (d) Any amendment or modification of the terms of Section 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time of such amendment or modification unless such holder of Superior Debt so consents in writing.

          (e) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend, increase, restate, refinance or otherwise modify the terms and provisions of the Superior Debt so held or exercise or release any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), or the release of collateral securing the Superior Debt, all without notice to or assent from the holder of this Note. No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect the enforceability of the subordination provisions of this Note against the holder hereof.

          (f) If, notwithstanding the provisions of Section 3 of this Note, any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by the holder of this Note in contravention of this Section 3 and before all the Superior Debt shall have been paid in full in cash, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full) for the benefit of the holders of Superior Debt or their duly appointed agents for application of such payment, distribution or security among the holders of each class of Superior Debt according to the priorities of such Superior Debt. Any such payments received by the holder of this Note and delivered to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full) for the benefit of the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the holder of this Note. In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, each Senior Agent is hereby irrevocably authorized to endorse or assign the same.

          (g) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of Section 3 of this Note by any act or failure to act on the part of the Company or such holder or any other holder of Superior Debt.

          (h) The holder of this Note shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note, the commencement of any foreclosure on any Lien, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction.

          (i) Subject to the indefeasible payment in full in cash of all Superior Debt and the termination of all lending commitments under the Senior Revolving Credit Agreement, the holder of this Note shall be subrogated to the rights of the Senior Agents and Senior Lenders to receive payments and distributions with respect to the Superior Debt until this Note is paid in full. The holder of this Note agrees that in the event that all or any part of a payment made with respect to the Superior Debt is recovered from the holders of the Superior Debt in a proceeding with respect to an Insolvency Event or otherwise, any payment or distribution received by the holder of this Note with respect to this Note at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the holder of this
Note in trust as property of the holders of the Superior Debt and the holder of this Note shall forthwith deliver the same to the Senior Revolving Agent (or the Senior Term Agent if the Senior Revolving Debt has been paid in full) for the benefit of the Senior Revolving Lenders (or the Senior Term Lenders if the Senior Revolving Debt has been paid in full) for application to the Senior Revolving Debt (or the Senior

Term Debt if the Senior Revolving Debt has been paid in full) until the Superior Debt is paid in full. A payment or distribution made pursuant to this Section 3(i) to any Senior Agent or any Senior Lender which otherwise would have been paid to or retained by the holder of this Note is not, as between the Company and the holder of this Note, a payment by the Company to or on account of the Superior Debt.

          (j) The provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the holder of this Note on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the holder of this Note, the obligations of this Company which are absolute and unconditional, to pay to the holder of this Note the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Superior Debt, nor, except as provided in this Section 3, will anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note subject to the rights, if any, under this Section 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this Section 3.

          (k) Each holder of the Subordinated Debt has purchased or acquired the Subordinated Debt held by it with the express understanding that:

               (i) the Subordinated Debt constitutes the liability solely of the Company;

               (ii) no member of the Company has guaranteed or is otherwise liable for any Subordinated Debt;

               (iii) the Subordinated Debt is not secured by any mortgage, lien, pledge, charge, financing statement, security interest, hypothecation or other security device of any type (a "Lien"), nor is such Subordinated Debt supported directly or indirectly by any direct or indirect guaranty of any Person; and

               (iv) such holder of Subordinated Debt will never ask, demand, accept, receive or retain any guarantee of any Subordinated Debt, or any collateral security for the payment of any Subordinated Debt, or any other form of payment assurance as to any Subordinated Debt, from any member or Subsidiary of the Company, and will not initiate or prosecute, or encourage any other Person to initiate or prosecute any claim or other proceeding.

          (l) Except for the payment of interest in kind in accordance with the terms of this Note, if by the terms of this Note any payment becomes due and payable on account of the principal of or interest on this Note at any time (i) prior to the Senior Term Repayment Date or (ii) after the Senior Term Repayment Date, and with respect to this clause (ii) payment hereon is not permitted under the Senior Revolving Credit Agreement, then the holder of this Note hereby agrees that, notwithstanding the terms of this Note, the date on which such payment would otherwise be due shall automatically be deferred, extended and postponed until the date (the "Extension Date") on which all Senior Term Debt has been paid in full and such payment is permitted pursuant to the terms of said Senior Revolving Credit Agreement, as fully as if by the terms of this Note such payment was not due until the Extension Date. The Company shall not be in any respect in default under this Note by reason of any such deferral, extension and postponement to the Extension Date, and such deferral, extension and postponement shall not otherwise subject the Company to any claim of default or any enforcement remedy. The holder of this Note, in its capacity as a creditor, and by its acceptance of this Note, covenants and agrees that it will not, and will not encourage any other individual or entity to, at any time, contest the validity, perfection, priority or enforceability of any Superior Debt and the promissory notes issued pursuant thereto or any guarantees thereof or any of the other Superior Loan Documents (as deferred in Section 6 hereof) (or the liens and security interests granted to the Collateral Agent (as defined in Section 6 hereof) pursuant thereto.

          (m) Any and all payments and distributions on account of this Note that are received by any Senior Agent or any Senior Lender as a result of this
Section 3 shall be distributed to the holders of the Superior Debt according to the priorities of such Superior Debt.

     4. Transfer of Note. This Note may be transferred subject to the restrictions set forth in the Purchase Agreement. Upon any such transfer, the holder shall send written notice to the Company specifying the new holder's name and address. The term "Note" as used herein includes this Note and any notes or other evidences of indebtedness issued in exchange for or in respect of this Note or any portion hereof.

     5. Events of Default.

          (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

               (i) the Company fails to pay (A) when due, the full amount of any principal payment on any Junior Note or (B) within five days of the date when due, the full amount of any interest then accrued on any Junior Note; or

               (ii) the Company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
     (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

          (b)  Consequences  of Events of Default.  Subject to the provisions of
Section 3 hereof, if an Event of Default has occurred and is continuing, the holder or holders of the Junior Notes representing a majority of the aggregate principal amount of the Junior Notes then outstanding may declare all or any portion of the outstanding principal amount of the Junior Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Junior Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of the Junior Notes, each of which may demand immediate payment of all or any portion of such holder's Note.

     6. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

     "Bank One" means Bank One,  NA, a national  banking  association,  with its
main  office  in  Chicago,   Illinois,  in  its  individual  capacity,  and  its
successors.

     "Collateral Agent" has the meaning assigned to such term in the Superior Loan Documents.

     "paid in full", "paid in full in cash", "payment in full" or similar phrases mean with respect to the Superior Debt, the final and indefeasible payment in full in cash of such Superior Debt and the termination of all commitments of the Senior Lenders (as applicable) pursuant to the Senior Revolving Credit Agreement and Senior Term Credit Agreement, as applicable.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PIK Note" means a junior subordinated promissory note of the Company that is substantially identical to this Note except for the stated principal amount thereof.

     "Refinancing Lender" means any Person which provides refinancing to the Company of all or a portion of the Superior Debt outstanding prior to such refinancing.

     "Reorganization Subordinated Securities" means (a) any equity securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment to the Superior Debt (or any notes or other securities issued in substitution of all or any portion of the Superior Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated to the Superior Debt (or any notes or other securities issued in substitution of all or any portion of the Superior Debt) to the same extent that the Subordinated Debt is subordinated to the Superior Debt pursuant to the terms of this Note.

     "Required Lenders" means, collectively, the Senior Revolving Required Lenders and the Senior Term Required Lenders; provided, that, (i) if the Senior Revolving Debt has been paid in full, "Required Lenders" means the Senior Term Required Lenders, and (ii) if the Senior Term Debt has been paid in full, "Required Lenders" means the Senior Revolving Required Lenders.

     "Senior Agents" means, collectively, the Senior Revolving Agent and the Senior Term Agent, and each individually, a "Senior Agent".

     "Senior Lenders" means, collectively, the Senior Revolving Lenders, the Senior Term Lenders and any Refinancing Lender.

     "Senior Revolving Agent" means Bank One in its capacity as contractual representative of the Senior Revolving Lenders pursuant to the Senior Revolving Credit Agreement and not in its individual capacity as a Senior Revolving Lender, and any successor administrative agent appointed pursuant to the Senior Revolving Credit Agreement (including any Refinancing Lender or successor or replacement administrative agent under any successor or new credit agreement entered into in connection with the refinancing, replacement or substitution in whole or in part of the Senior Revolving Debt).

     "Senior Revolving Credit Agreement" means that certain Credit Agreement by and among the Company, the lenders from time to time a party thereto (the "Senior Revolving Lenders"), and the Senior Revolving Agent as amended, modified or supplemented from time to time and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

     "Senior Revolving Debt" means and includes (a) all indebtedness for loans made or letters of credit issued or other credit extended under the Senior Revolving Credit Agreement, (b) all other Obligations under and as defined in the Senior Revolving Credit Agreement, including, without limitation, liabilities, obligations, expenses and fees under any Hedge Agreements (as defined in the Senior Revolving Credit Agreement) between or among the Company and any Senior Revolving Lender or any affiliate thereof, together with interest thereon, and (c) all indebtedness of the Company, or any of their Subsidiaries arising in connection with any refunding or refinancing thereof (in which event the terms "Senior Revolving Lenders" and "Senior Revolving Agent" shall refer to the Senior Revolving Lenders and Senior Revolving Agent under such refunding/refinancing facilities), in each instance together with all interest, fees, costs, taxes, expense reimbursements, indemnification and other like amounts arising under the Senior Revolving Credit Agreement and any other instrument evidencing or agreement governing any such indebtedness, including guaranties and all such amounts that become payable (or that would have become payable if enforceable or allowable in such case or proceeding) on the terms specified in such instrument or agreement after the commencement of any bankruptcy, reorganization, receivership, insolvency, liquidation or dissolution proceeding, whether or not the claim for such amount is enforceable, allowable or allowed as a claim in such proceeding and even if such claim is not enforceable or allowed therein.

     "Senior Revolving Required Lenders" means Required Banks as defined in the Senior Revolving Credit Agreement.

     "Senior Term Agent" means Bank One in its capacity as contractual representative of the Senior Term Lenders pursuant to the Senior Term Credit Agreement and not in its individual capacity as a Senior Term Lender, and any successor administrative agent appointed pursuant to the Senior Term Credit
Agreement   (including  any  Refinancing  Lender  or  successor  or
replacement administrative agent under any successor or new credit agreement entered into in connection with the refinancing, replacement or substitution in whole or in part of the Senior Term Debt).

     "Senior Term Credit Agreement" means that certain Senior Term Second Lien Secured Credit Agreement by and among the Company, the lenders from time to time a party thereto (the

     "Senior Term Lenders"), and the Senior Term Agent as amended, modified or supplemented from time to time (to the extent allowed herein) and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

     "Senior Term Debt" means (i) indebtedness under the Senior Term Credit Agreement and the promissory notes issued pursuant thereto, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, interest accruing before and after any Insolvency Event at the rate provided in the documentation with respect thereto (irrespective of whether such principal, premium, interest or other liabilities are allowed as a claim in any such proceeding), premiums, penalties, fees, indemnities or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (ii) obligations arising under guarantees executed by the Company or any of its members or Subsidiaries of items described in (i) above, and (iii) renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) and/or (ii) above.

     "Senior Term Repayment Date" means the date that all of the Senior Term Debt is paid in full in cash.

     "Senior Term Required Lenders" means Required Lenders as defined in the Senior Term Credit Agreement.

     "Subordinated Debt" means (i) indebtedness under the Junior Notes, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, premiums, penalties, fees, indemnities or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (ii) obligations arising under guarantees executed by the Company or any of its Subsidiaries of items described in (i) above, and (iii) renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) and/or (ii) above.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Superior Debt" means (i) all Senior Revolving Debt; and (ii) all Senior Term Debt.

     "Superior Loan Documents" means, collectively, the "Loan Papers" as defined in the Senior Revolving Credit Agreement and the "Loan Documents" as defined in the Senior Term Credit Agreement.

     7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of the Junior Notes then outstanding and each Senior Agent and the Required Lenders with respect to any Superior Debt then outstanding.

     8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

     9. Remedies Cumulative.  No remedy herein conferred upon the holder of this
Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10. Remedies not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

     11. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     13. Heading. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

     14. Third Party Beneficiary. The Company and the holder of this Note acknowledge and agree that the Senior Agents and the Senior Lenders and each of their successors and assigns are third party beneficiaries of the provisions of
Section 3 of this Note, and the provisions of Section 3 of this Note shall inure to the benefit of and be enforceable by the Senior Agent and the Senior Lenders and their respective successors and assigns.

     15. Acceptance and Acknowledgment. By accepting this Note and advancing the proceeds of the Subordinated Debt evidenced by this Note, the holder hereof hereby agrees to, acknowledges and accepts, each of the terms and provisions of this Note.

                  [Remainder Of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has executed and delivered this Note on the Date of Issuance.

                               QUEST CHEROKEE, LLC


                               By:   /s/ Jerry Cash
                                     --------------------------
                               Name: Jerry D. Cash
                                     --------------------------
                               Title:Manager
                                     --------------------------